Exhibit 10.2
Huntington Bancshares Incorporated

May 31, 2024

Gary Torgow
(at the address on file with the Company)

Dear Gary:

Reference is made to the letter agreement by and between you and Huntington Bancshares Incorporated (the “Company”), dated as of December 13, 2020 (the “Letter Agreement”). All capitalized terms that are not defined in this side letter (the “Side Letter”) will have the meanings ascribed to such terms in the Letter Agreement.

As you know, the Term of the Letter Agreement will expire on June 9, 2024. However, you agree that the Term will be extended for an additional three years until the sixth anniversary of the Closing Date (unless earlier terminated as contemplated below) (the “Term Extension”), during which you will continue to serve as an advisor to the Company and provide the advisory services as may be reasonably requested by the Chief Executive Officer of the Company, including, but not limited to, those set forth on the attached Schedule A (the “Services”). During the Term Extension, you will continue to be entitled to the Other Benefits, in each case on the same basis as applied immediately prior to the date hereof except as related to continued access for non-personal travel on Flexjet and dedicated personnel. With respect non-personal plane travel, you shall continue to have access to Flexjet during the time that the Company continues its relationship with Flexjet and after that time, you shall have access to an aircraft owned by the Company for non-personal business travel, subject to availability and at the discretion of the Company. With respect to dedicated personnel, in addition to the Other Benefits, you will have one additional executive administrative assistant, one additional dedicated driver for security purposes, and other staff as requested by you and approved by the Chief Executive Officer of the Company. The Company will also continue to reimburse your reasonable and documented business and business travel expenses incurred in connection with your performance of the Services, in each case, in accordance with the Company’s travel and expense reimbursement policies applicable to senior executives of the Company as in effect from time to time. You expressly agree and acknowledge that, during the Term Extension, (1) you will not be entitled to participate in the Company’s regular non-employee director compensation program or to receive any other cash payment(s), equity awards or other advisory fees whatsoever for board service or otherwise and (2) the Other Benefits (as modified herein) will be the sole remuneration that you will receive with respect to the Services and any other services you provide to the Company or its subsidiaries and affiliates in any capacity, including for your service to the Huntington Bancshares Incorporated Donor Advised Fund at the Community Foundation for Southeast Michigan.

Notwithstanding the foregoing, either you or the Company may, at any time and for any reason or no reason, terminate the Term Extension and this Side Letter, effective sixty (60) days after written notice is delivered to the other party. Furthermore, the Term Extension and this Side Letter shall terminate effective immediately upon your death or “disability” (within the meaning of the Company’s long-term disability plan as in effect at such time without regard to the fact that you are not a participant).

Exhibit 10.2
You agree and acknowledge that Section 4 (Restrictive Covenants) of the Letter Agreement remains in full force and effect in accordance with its terms with the sole modification that the Restricted Period of the Restrictive Covenants scheduled to expire on June 9, 2026 (the fifth anniversary of the Closing Date) will be extended by one year such that they will expire on June 9, 2027 (the sixth anniversary of the Closing Date). However, to the extent that the Term Extension ends after June 9, 2026 and before June 9, 2027, for any reason, the Restrictive Covenants will expire on the termination date. In addition, Sections 5 (Indemnification), 8 (Section 409A) and 9 (Miscellaneous) of the Letter Agreement are incorporated by reference herein, mutatis mutandis. If this Side Letter correctly describes our understanding, please execute and deliver a counterpart of this signature page, which will become a binding agreement on our receipt.

Sincerely,
Huntington Bancshares Incorporated
By: /s/ Stephen D. Steinour
Name: Stephen D. Steinour
Title: Chairman, President and Chief Executive Officer

Accepted and Agreed
I hereby agree with and accept the terms
and conditions of this Letter Agreement:

/s/ Gary Torgow
Name: Gary Torgow

Date: 6/3/24

Schedule A

•Provide advisory services to the Chief Executive Officer of the Company, as requested by the Chief Executive Officer of the Company, including advice regarding the development, strengthening and growth of customer, community, and local government relationships.

•Be available to meet with, and to be involved with, clients and counterparties, at the request of the Chief Executive Officer of the Company, where the Company believes that your personal knowledge, relationships, attendance and/or participation could be beneficial to the Company.

•Provide other advisory services as may be reasonably requested by the Chief Executive Officer of the Company.
A-1